EXHIBIT 99.1

Harvard Bioscience Reports Fourth Quarter and Year-End 2017 Results

Third Consecutive Quarter of Top Line Organic Growth and DSI Acquisition Position Company for Further Improvements in 2018

HOLLISTON, Mass., March 01, 2018 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO) (the “Company”), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, reported its financial results for the fourth quarter and full year ended December 31, 2017.

“With our third consecutive quarter of top line organic growth and our recent acquisition of Data Sciences International, we enter 2018 with enthusiasm for the year ahead,” said Jeffrey Duchemin, President and CEO of Harvard Bioscience.  “Our product lines in electrophysiology continued the trend from earlier quarters and produced solid results, remaining one of our most important competitive strengths.  The results we announced today stem from our commitment to and execution against our corporate strategy.  Full year 2017 ended with top line and operational results trending upward and we expect this to accelerate with the acquisition of Data Sciences International and the sale of Denville Scientific in the first quarter of 2018.  We are confident that the continuing transformation of Harvard Bioscience into a pure play life science instrumentation company, with a more innovative product portfolio and less reliance on academic research funding, will bode well for our company and generate accelerated top line and bottom line growth.”

Fourth Quarter Reported Results

Revenues for the three months ended December 31, 2017 were $27.5 million, an increase of approximately $1.0 million, or 4%, compared to revenues of $26.4 million for the three months ended December 31, 2016. The disposition of AHN Biotechnologie GmbH (“AHN”) in October 2016 resulted in a $0.2 million decrease in revenues in the quarter, while the impact of currency translation positively impacted revenues in the quarter by approximately $0.8 million. Excluding the impact of the AHN disposition and currency translation, organic revenues grew approximately 1.6%, or $0.4 million in the fourth quarter. Additionally, Denville contributed approximately $5.8 million and $6.0 million in revenues for the three months ended December 31, 2017 and 2016, respectively. On a pro forma basis, organic revenue, excluding Denville, would have grown approximately 2.3%, or $0.6 million in the fourth quarter. For a reconciliation of changes in revenues, refer to Exhibit 9 below.

For pro forma purposes, Data Sciences International, Inc. (“DSI”) recorded revenues of approximately $11 million for the three months ended December 31, 2017.

Net income, as measured under GAAP, was $1 million, or $0.03 per diluted share, for the three months ended December 31, 2017, compared to a net loss of $1.3 million, or $0.04 per diluted share, for the same quarter in 2016.

Net income, on a non-GAAP basis, was $1.7 million, or $0.05 per diluted share, for the three months ended December 31, 2017, compared to $1.3 million, or $0.04 per diluted share, for the three months ended December 31, 2016. For a reconciliation between the GAAP and non-GAAP net income, and between the GAAP and non-GAAP diluted earnings per share, refer to Exhibits 6 and 7 below, respectively.

Full Year Reported Results

Revenues for the year ended December 31, 2017 were $101.9 million, a decrease of approximately $2.6 million, or 3%, compared to revenues of $104.5 million for the year ended December 31, 2016. The disposition of AHN in October 2016 resulted in a $2.1 million decrease in revenues in 2017, while the impact of currency translation negatively impacted 2017 revenues by approximately $0.3 million. Excluding the impact of the AHN disposition and currency translation, organic revenues declined approximately $0.3 million, or 0.2%. Additionally, Denville contributed approximately $24.5 million and $25.3 million in revenues for the years ended December 31, 2017 and 2016, respectively. On a pro forma basis, organic revenue, excluding Denville, would have grown approximately 0.5%, or $0.6 million, in 2017. For a reconciliation of changes in revenues, refer to Exhibit 9 below.

For pro forma purposes, DSI recorded revenues of approximately $44 million for the calendar year ended December 31, 2017.

Net loss, as measured under GAAP, was $0.9 million, or $0.02 per diluted share, for the year ended December 31, 2017, compared to a net loss of $4.3 million, or $0.13 per diluted share, for the year ended December 31, 2016.

Net income, on a non-GAAP basis, was $4.2 million, or $0.12 per diluted share, for the year ended December 31, 2017, compared to $5.0 million, or $0.15 per diluted share, for the year ended December 31, 2016. For a reconciliation between the GAAP and non-GAAP net income, and between the GAAP and non-GAAP diluted earnings per share, refer to Exhibits 6 and 7 below, respectively.

Financial Guidance for 2018

Harvard Bioscience is reaffirming its financial guidance for the full year 2018, which was previously issued on January 22, 2018. The Company continues to expect 2018 revenues to be between $118 million and $123 million.

The Company continues to expect to report a full-year 2018 GAAP diluted earnings per share of approximately $0.03 to $0.07 and non-GAAP diluted earnings per share of approximately $0.19 to $0.23.

The Company may incur charges, realize gains, or experience other events in 2018 that could cause actual results to vary from this guidance. Refer to Exhibit 8 below for a reconciliation between the GAAP and non-GAAP diluted earnings per share guidance.

Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 4:30 pm ET. On that call, management may respond to questions from the audience and provide information on any of a number of topics related to the business, including operations, plans and outlook.

Participating in the call will be Jeffrey A. Duchemin, President and Chief Executive Officer, and Robert Gagnon, Chief Financial Officer of Harvard Bioscience. Investors can access the live conference call by dialing the following phone numbers: toll-free 1-888-771-4371, or international: 1-847-585-4405, and referencing the conference ID# 46530979.

The conference will be simultaneously webcast and can be accessed through the Harvard Bioscience website. To listen to the webcast, log on to the webcast at http://investor.harvardbioscience.com/ and click on the Earnings Call icon. Financial information presented on the call, including the earnings release, will also be available on the investor relations section of the website.

If you are unable to listen to the live conference call, the webcast will be available on the Company's website through March 8, 2018.

To add this meeting to your calendar visit: http://investor.harvardbioscience.com/ and click “remind me”.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including revenues, adjusted gross profit, adjusted operating income, adjusted net income and adjusted earnings per diluted share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of revenues and income have excluded certain revenues and expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as currency translation, amortization of intangibles related to acquisitions, costs related to acquisition and disposition initiatives, impairment charges, losses from divestitures, forensic investigation costs, severance and restructuring expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our non-GAAP adjusted gross profit, non-GAAP adjusted operating income, non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share for the three months and years ended December 31, 2017 and 2016 are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors including Thermo Fisher Scientific Inc., VWR, GE Healthcare, and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, or potential acquisitions, the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include reductions in customers’ research budgets or government funding; the Company’s failure to successfully integrate acquired businesses or technologies, including DSI; domestic and global economic conditions; economic, political and other risks associated with international revenues and operations; currency exchange rate fluctuations; economic and political conditions generally and those affecting pharmaceutical and biotechnology industries; the seasonal nature of purchasing in Europe; the Company's failure to expand into foreign countries and international markets; the Company’s failure to realize the expected benefits of facility consolidations; the Company's inability to manage its growth; competition from the Company's competitors; material weakness in the Company’s internal control over financial reporting; failure or inadequacy of the Company's information technology structure; impact of difficulties implementing our enterprise resource planning systems; the Company's failure to identify potential acquisition candidates and successfully close such acquisitions with favorable; unanticipated costs relating to acquisitions and known and unknown costs arising in connection with the Company's consolidation of business functions and any restructuring initiatives; the Company’s inability to effectively sell spectrophotometer products following the retirement of the GE Healthcare brand; failure of any banking institution in which the Company deposits its funds or the institution's failure to provide services; the Company's substantial debt and its ability to meet the financial covenants contained in its credit facility; the Company's failure to raise or generate capital necessary to implement its acquisition and expansion strategy, expand operation and invest in new products; the failure of the Company's spin-off of Harvard Apparatus Regenerative Technology, Inc. (now known as Biostage, Inc., “Biostage”), to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes; the failure of Biostage to indemnify the Company for any liabilities associated with Biostage’s business; impact of any impairment of the Company's goodwill or intangible assets; the Company's ability to retain key personnel; rising commodity and precious metals costs; the Company's ability to protect its intellectual property and operate without infringing on others' intellectual property; exposure to product and other liability claims; plus factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 or otherwise described in our other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066. Press releases may be found on our web site.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheet Information
(unaudited, in thousands)

	December 31,	December 31,
	2017	2016
Assets

Cash and cash equivalents	$5,733	$5,596
Trade receivables	16,236	15,746
Inventories	21,353	19,955
Property, plant and equipment	4,140	4,296
Goodwill and other intangibles	57,173	56,712
Other assets	4,719	5,460
Total assets	$109,354	$107,765

Liabilities and Stockholders' Equity

Total current liabilities	$14,041	$14,601
Total liabilities	28,454	35,569
Stockholders’ equity	80,900	72,196
Total liabilities and stockholders’ equity	$109,354	$107,765

Exhibit 2
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenues	$27,463	$26,415	$101,882	$104,521
Cost of revenues	14,291	14,310	54,285	56,106
Gross profit	13,172	12,105	47,597	48,415

Sales and marketing expenses	5,925	5,292	21,036	20,486
General and administrative expenses	4,431	4,966	18,575	20,950
Research and development expenses	1,526	1,156	5,645	5,392
Restructuring charges (credits)	-	1	-	(4)
Amortization of intangible assets	617	623	2,442	2,722
Impairment charges	-	-	-	676
Loss on sale of AHN	-	1,190	-	1,190
Total operating expenses	12,499	13,228	47,698	51,412

Operating income (loss)	673	(1,123)	(101)	(2,997)

Other (expense) income:
Foreign exchange	(46)	326	(534)	737
Interest expense, net	(182)	(155)	(713)	(639)
Other expense, net	(618)	(36)	(740)	(179)
Other (expense) income, net	(846)	135	(1,987)	(81)

Loss before income taxes	(173)	(988)	(2,088)	(3,078)
Income tax (benefit) expense	(1,172)	332	(1,223)	1,229
Net income (loss)	$999	$(1,320)	$(865)	$(4,307)

Earnings (loss) per share:
Basic earnings (loss) per common share	$0.03	$(0.04)	$(0.02)	$(0.13)

Diluted earnings (loss) per common share	$0.03	$(0.04)	$(0.02)	$(0.13)

Weighted average common shares:
Basic	34,894	34,375	34,753	34,212

Diluted	36,063	34,375	34,753	34,212

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Cash Flow Information
(unaudited, in thousands)

	Year Ended
	December 31,
	2017	2016

Cash flows from operations:
Net loss	$(865)	$(4,307)
Changes in assets and liabilities	(3,811)	(41)
Other adjustments to operating cash flows	5,733	9,731
Net cash provided by operating activities	1,057	5,383

Investing activities:
Additions to property, plant and equipment	(890)	(1,445)
Dispositions, net of cash	-	1,417
Other investing activities	(27)	(34)
Net cash used in investing activities	(917)	(62)

Financing activities:
Proceeds from issuance of debt	2,750	4,000
Repayments of debt	(4,702)	(9,050)
Other financing activities	160	182
Net cash used in financing activities	(1,792)	(4,868)

Effect of exchange rate changes on cash	1,789	(1,601)
Increase (decrease) in cash and cash equivalents	137	(1,148)
Cash and cash equivalents at the beginning of period	5,596	6,744
Cash and cash equivalents at the end of period	$5,733	$5,596

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

GAAP gross profit	$13,172	$12,105	$47,597	$48,415

Adjustments:

Severance charges	-	-	94	1

Stock-based compensation expense	17	16	63	60

Non-GAAP adjusted gross profit	$13,189	$12,121	$47,754	$48,476

GAAP gross profit percentage	48.0%	45.8%	46.7%	46.3%

Non-GAAP adjusted gross profit percentage	48.0%	45.9%	46.9%	46.4%

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

GAAP operating income (loss)	$673	$(1,123)	$(101)	$(2,997)

Adjustments:

Amortization of intangible assets	617	623	2,442	2,722

Forensic investigation and remediation costs	-	-	386	1,663

Impairment charges	-	-	-	676

Loss on sale of AHN	95	1,190	95	1,190

Severance and restructuring charges	107	35	492	38

Stock-based compensation expense	896	901	3,500	3,497

Non-GAAP adjusted operating income	$2,388	$1,626	$6,814	$6,789

Exhibit 6
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

GAAP net income (loss)	$999	$(1,320)	$(865)	$(4,307)

Adjustments:

Amortization of intangible assets	617	623	2,442	2,722

Forensic investigation and remediation costs	-	-	386	1,663

Impairment charges	-	-	-	676

Loss on sale of AHN	95	1,190	95	1,190

Severance and restructuring charges	107	35	492	38

Transaction costs	615	15	695	54

Stock-based compensation expense	896	901	3,500	3,497

Income taxes (A)	(1,654)	(129)	(2,521)	(553)

Non-GAAP adjusted net income	$1,675	$1,315	$4,224	$4,980

(A) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate in the jurisdictions in which the reconciling items arise and any changes to valuation allowances.

Exhibit 7
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Diluted Earnings (Loss) Per Common Share to Non-GAAP Adjusted Diluted Earnings Per Common Share
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

GAAP diluted earnings (loss) per common share	$0.03	$(0.04)	$(0.02)	$(0.13)

Adjustments:

Amortization of intangible assets	0.02	0.02	0.07	0.08

Forensic investigation and remediation costs	-	-	0.01	0.05

Impairment charges	-	-	-	0.02

Loss on sale of AHN	-	0.03	-	0.03

Severance and restructuring charges	-	-	0.01	-

Transaction costs	0.02	-	0.02	-

Stock-based compensation expense	0.02	0.03	0.10	0.11

Income taxes (A)	(0.04)	-	(0.07)	(0.01)

Non-GAAP adjusted diluted earnings per common share	$0.05	$0.04	$0.12	$0.15

(A) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate in the jurisdictions in which the reconciling items arise and any changes to valuation allowances.

Exhibit 8
HARVARD BIOSCIENCE, INC.
Reconciliation of Guidance for 2018 GAAP Diluted Earnings per Common Share to Non-GAAP Adjusted Diluted Earnings per Common Share
(unaudited)

GAAP diluted earnings per common share (A)	$0.03 - 0.07

Adjustments:

Amortization of intangible assets (B)	0.10

Stock-based compensation expense	0.11

Income taxes (C)	(0.05)

Non-GAAP adjusted diluted earnings per common share (A)	$0.19 - 0.23

(A) This guidance includes the impact of the operations of the transactions announced on January 22, 2018, however excludes the impact of future acquisitions, acquisition costs, restructuring charges, or other one time charges, including the gain/loss on sale of Denville.
(B) Amortization of intangible assets includes a preliminary estimate of amortization following the acquisition of DSI and the sale of Denville. Actual amortization of intangible assets will be calculated as part of the valuation of intangible assets acquired through purchase accounting.
(C) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate in the jurisdictions in which the reconciling items arise and any changes to valuation allowances.

Exhibit 9
HARVARD BIOSCIENCE, INC.
Reconciliation of Changes In Revenues Compared to the Same Period of the Prior Year
(unaudited)

	For the Year Ended	Three Months Ended				For the Year Ended	Three Months Ended				For the Year Ended
	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,
	2015	2016	2016	2016	2016	2016	2017	2017	2017	2017	2017

Change *	3.7%	6.0%	-8.6%	-0.1%	-3.6%	-1.8%	-7.9%	-1.4%	-0.8%	1.0%	-2.3%

Foreign exchange effect	-3.7%	-1.3%	-0.7%	-2.7%	-3.3%	-2.0%	-2.5%	-2.1%	0.9%	3.0%	-0.3%

Total revenue change	0.0%	4.7%	-9.3%	-2.8%	-6.9%	-3.8%	-10.4%	-3.5%	0.1%	4.0%	-2.6%

* - Excluding the impact of the AHN disposition in October 2016, and the revenue contribution from Denville, which was sold in January 2018, organic revenue would have increased approximately 2.3% and 0.5% for the three months and year ended December 31, 2017, respectively.

Corey Manchester
Director, Finance and Investor Relations

Tel: 508 893 8999
Fax: 508 429 8478